EXHIBIT 10.31

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is entered into between Civergy, Inc., and its services company, Primetrix, LLC (“the Company”) and Dan Hollenbach (the “Employee”) and is effective on the date it is signed by the last signatory. The Company and the Employee are referred to in this Agreement together as the “Parties,” “we,” “our” or “us,” or individually as a “Party.”

1. EMPLOYMENT. In consideration of our respective rights and obligations set out below, the Company employs the Employee for the position and to provide the services described below, subject to the terms, covenants and conditions of this Agreement.

2. CONTRACT CONSIDERATION. In return for the Employee’s agreements stated in this Agreement, the Company will continue the Employee’s employment.

3. TERMS OF EMPLOYMENT. The Employee’s employment will terminate automatically and without notice on November 1, 2017, unless (i) we agree before that date to extend the Employee’s employment, or (ii) the Employee’s employment is terminated sooner under the other provisions of this Agreement.

The Employee further understands and agrees each of the following is an express condition of this Agreement and that the Company may terminate the Employee’s employment immediately without prior notice if the Employee fails to satisfy any of these conditions:

a. Employee Provided True Information. Understanding the Company relied on the Employee to be truthful, each fact the Employee provided or authorized anyone else to provide as part of the Employee’s application was true, and the Employee provided the Company with complete information it needed to consider the Employee’s application.

b. Evaluation Period. For the first three months after the date Employee’s employment begins, the Employee will be an evaluation employee who will not be eligible for the Company’s voluntary benefits, except under the terms of any individual voluntary benefit the Company then offers, and who may resign or whom the Company may terminate, immediately with or without cause, and with or without prior notice.

c. Employee’s Qualifications. When the Employee’s employment under this Agreement begins, and during all times Employee is employed with the Company, the Employee will have the following active qualifications/licenses: Certified Public Accountant and Bachelors Degree Of Business Administration in Accounting

d. Drug Screening/Medical Examination. To help ensure a safe, healthy workplace, the Company has or may implement policies for employee drug screening testing and medical examinations. Subject to such policies and applicable law, failing or refusing to take a drug screening test or medical examination may result in termination.

4. EMPLOYEE’S DUTIES. The Employee will provide the following services under this Agreement:

The Employee shall serve as Chief Financial Officer of the Company, and, if elected to such positions in accordance with law and hold such other positions and executives offices of the Company, its parent company Civergy, Inc. (“Civergy”), or Civergy’s subsidiaries or affiliates as may from time to time be authorized by the board of directors of Civergy, its parents or affiliates.

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The Employee shall not be entitled to any compensation other than the compensation provided for in the Agreement for serving during the term of employment as Chief Financial Officer of the Company, or in any other office or position of the Company or any of the Company’s subsidiaries or affiliates, Civergy, or Civergy’s subsidiaries or affiliates, unless the board of directors of the Company shall have specifically approved such additional compensation.

The Employee will provide such services at: 10333 E Dry Creek Rd #200, Englewood, CO 80112. The Employee’s services performed for the Company and its supervisors, employees, customers and others, and the Employee’s representation of the Company regarding customers and the public, will in all events be consistent with the Company’s best interests and with the Company’s policies and standards.

5. Intentionally Omitted.

6. COMPENSATION. For all services the Employee provides under this Agreement, the Company will compensate the Employee with the following package:

a. An annual salary of $185,000 per year. The Company’s paydays are described in its Company Employee Handbook, as amended from time to time.

b. Participation in a management bonus opportunity (“MBO”) plan that contains reasonable provisions designed to incentivize employees to create profit for the company and follow Company policies and procedures, while acting in an ethical and professional manner. The MBO will contain incentives of at least 20% of the Employee’s annual salary.

c. Participation in the Executive Vehicle Benefit Program, as amended from time to time by the Company in its sole discretion, substantially in the form attached to this Agreement as Exhibit A.

All compensation the Company pays the Employee may be subject to pertinent employer withholdings, e.g., for FICA, Medicare/Medicaid, any applicable occupational privilege tax, and any court ordered deductions such as garnishments; the Company has an obligation to withhold under the standards set forth by all applicable laws. Compensation may also be reduced by deductions the Employee authorizes for insurance, 401(k) contributions and other similar purposes. There will be no compensation advances, unless otherwise agreed in writing by the Company.

7. PROFESSIONAL EXPENSES. The Company will pay the Employee for any reimbursable expense on the next regular payday that is five weekdays or more after the date the Employee submits receipts or other sufficient evidence of payment to the Company. We will each make all reports, withholdings and payments related to any taxes reportable or due as a result of expense reimbursements.

8. VACATIONS, HOLIDAYS AND LEAVES. The Employee will have the vacation, holiday and leave benefits stated from time to time in the Company’s personnel policies. The Employee may take vacation or leave only with the Company’s prior approval, and the Employee agrees that any vacation or leave will be scheduled at such time as will least interfere with the Company’s business as determined in the Company’s sole discretion. The Employee’s vacation time will accrue under the schedule described in the Company’s Employee Handbook now in effect, or as the Company may modify later. The Employee’s current rate of accrual is 3 weeks per year.

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9. VOLUNTARY BENEFITS. The Employee will be eligible to participate in the Company’s standard benefit plans as they pertain to any insurance, cafeteria plan, profit sharing or other voluntary employee benefit the Company chooses, from time to time, to offer its other comparable employees, subject to the participation standards and other terms of any such voluntary benefit. The Company’s current voluntary benefits are stated in the Company’s Employee Handbook, and detailed information is housed within the Human Resources Department. The Company has no obligation to adopt or to continue any voluntary benefit.

10. OTHER AGREEMENTS BETWEEN THE PARTIES.

a. Preservation of the Company or Its Affiliates’ Confidential Information. The Company or Its Affiliates own certain confidential information crucial to its business, including trade secrets and all other information not clearly known to the public about the Company or Its Affiliates’ operations, business or financial affairs, know-how, processes, marketing plans, bids, techniques, products, services, contracts, forms, research and development, plans or projections, patents, and intellectual property (including documents, templates, forms, presentations, analysis, forecasts, processes, etc.) (“Confidential Information”). The Company or Its Affiliates also owns confidential information about its Existing Customers and Prospective Customers, including their identities, contact people, needs, records, about the Company or Its Affiliates’ sources for referrals and new business, market data and patented or unpatented technology (“Customer Records”). The Company or Its Affiliates’ Confidential Information and Customer Records and all other confidential information and data relating to the Company or Its Affiliates’ business and Existing and Prospective Customers are the Company or Its Affiliates’ exclusive property, and the Employee therefore agrees that:

i.

All notes, data, reference materials, sketches, drawings, memoranda, disks, documentation and records in any way incorporating or reflecting any of the Confidential Information and all proprietary rights in the Confidential Information, including copyrights, trademarks, trade secrets and patents will belong exclusively to the Company or Its Affiliates;

ii.

At all times during the Employee's employment with the Company or Its Affiliates, the Employee will keep secret and will not disclose to any third party, take or misuse any of the Company or Its Affiliates’ Confidential Information, Customer Records or any other confidential information the Employee acquires or has access to because of that employment, including any of the names, addresses, contact people or other identifying information for any of the Company or Its Affiliates’ Existing or Prospective Customers;

iii.

At any time during or after the Employee's employment with the Company or Its Affiliates, the Employee will not use or seek to use any of the Company or Its Affiliates’ Confidential Information or Customer Records for the Employee's own benefit or for the benefit of any other person or business or in any way adverse to the Company or Its Affiliates’ interests;

iv.

On the Company's request or on termination of employment, the Employee will promptly return to the Company or Its Affiliates all its property, specifically including all documents, disks or other computer media or other materials in the Employee's possession or control that contain any of the Company or Its Affiliates’ Confidential Information or Customer Records;

v.

After termination of employment, the Employee will preserve the secrecy of and will not disclose directly or indirectly to any other person or business any of the Company or Its Affiliates’ Confidential Information and Customer Records; and

vi.	The Employee will promptly advise the Company of any unauthorized disclosure or use of the Company or Its Affiliates’ Confidential Information or Customer Records by any person or entity.

The Parties agree this provision is intended to express the Company or Its Affiliates’ rights and the Employees' duties to the Company, including under the Colorado Uniform Trade Secrets Act, West's C.R.S.A. §§ 7-74-101 to 7-74-110.

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 b. No Competition with the Company or Its Affiliates.

i.

Prohibited Actions. During the applicable time period specified in Paragraph 10(b)(iii) below, the Employee will not compete with the Company or Its Affiliates, which means the Employee will not: (i) convert for personal benefit any business opportunity the Employee knows or has reason to know the Company or Its Affiliates is pursuing or would be interested in pursuing; (ii) become associated (directly or indirectly) with any of the Company or Its Affiliates’ Competitors; or (iii) for the Employee's own benefit, or for the benefit of any of the Company's Competitors or any other person or business, solicit or accept any business from any of the Company or Its Affiliates’ Existing or Prospective Customers.

ii.

Definitions. The Company or Its Affiliates’ “Competitors” include any business whose services or products compete with or are substantially similar to the Company or Its Affiliates’ services or products and that operates an office that is within the non-compete area specified in Paragraph 10(b)(iv) below anytime during the two years immediately preceding the termination of the Employee's employment with the Company or Its Affiliates. “Becoming associated with” includes, without limitation, performing any service for, receiving any compensation from or holding any ownership interest in any of the Company or Its Affiliates’ Competitors, or having any such obligation or right. The Company or Its Affiliates’ “Existing Customers” are all people and businesses with which the Company or Its Affiliates does any business or provides any products or services while the Employee is employed with the Company. The Company or Its Affiliates’ “Prospective Customers” are all people and businesses the Company has identified for itself and that are known or reasonably should be known to the Employee as being sufficiently likely to use the Company or Its Affiliates' services or products to warrant marketing efforts by the Company or Its Affiliates within six months before or after the termination of the Employee's employment with the Company.

iii.

Period During which the Employee Will Not Compete. The term of the Employee's agreement not to compete will begin on the effective date of this Agreement, will be in force during the Employee's employment with the Company and will end two years after the termination of the Employee's employment with the Company. If the Employee violates this agreement not to compete, however, the term will automatically extend during all such competition and will not run again until after the Employee stops competing with the Company or Its Affiliates, so the Company or Its Affiliates is free from competition from the Employee for the full two year period stated above.

iv.

Non-compete Area. The area(s) within which the Employee will not become associated with any of the Company or Its Affiliates’ Competitors as stated above is any location that is within seventy five (75) miles of the Employee's Office with the Company or Its Affiliates. The Employee's “Office” means each facility or location for which, during any period of time of at least three months during the two years immediately preceding the termination of the Employee's employment with the Company, the Employee spent the majority of the Employee's work time for the Company & Affiliates, from which the Employee principally received assignments, or to which the Employee principally reported.

v.

Acknowledgments. The Employee acknowledges that the term of this Agreement Not to Compete is a minimum period of time, that the prohibited actions are reasonably limited, and that the area of restriction is reasonable and necessary to protect the Company or Its Affiliates, consistent with the provisions of West's C.R.S.A. § 8-2-113, and Colorado's Uniform Trade Secrets Act, West's C.R.S.A. §§ 7-74-101 to 7-74-110.

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c. Agreement to Avoid Conflicts of Interest. Employee agrees the requirements and rewards of the Employee's position with the Company mean the Employee must devote the Employee's full work time to the Employee's employment with the Company. The Employee agrees not to hold any jobs outside the Company or Its Affiliates and not to enter into any agreement with or to accept any pay, salary, retainer, commission or consulting fee from any of the Company or Its Affiliates’ Competitors or any other company or individual without first making full disclosure to and obtaining the prior written approval of the Company. Subject to the noncompetition agreement stated in Paragraph 10(b), the confidential information agreement stated in Paragraph 10(a) and the other terms of this Agreement, the Company will permit the Employee to hold jobs outside of the Employee's employment with the Company which do not create a conflict of interest or compete with the Company or Its Affiliates, are unrelated to the Company or Its Affiliates’ business or Existing or Prospective Customers, and that do not unreasonably interfere with the Employee's performance for the Company. No outside work may be done during the Employee's work hours for the Company, and none of the Company or Its Affiliates’ facilities, equipment, labor or supplies may be used for any outside activity. If the Employee does any outside work, the Employee must advise the Employee's other employer or customer or client in writing that the work is in no way by or for the Company or Its Affiliates or in the Company or Its Affiliates’ name, and, on request, the Employee must provide the Company with a copy of each such notice.

Neither the Employee, the Employee's spouse or any member of the Employee's immediate family may directly or indirectly receive any gift or remuneration from, or borrow from, lend to, invest in or engage in any substantial financial transaction with an actual or potential competitor, customer, client or supplier of the Company or Its Affiliates without full disclosure to and prior written approval from the Chief Executive Officer. Permitted exceptions to the no loan and no financial transaction provision of this Agreement are for loans obtained through normal application and approval processes through accounts opened or maintained with a bank, savings and loan or other financial institution which is a customer, client, Existing or Potential Customer or supplier. Permitted exceptions to the no investment provision of this Agreement are the purchases of stock in companies traded on national stock exchanges.

d. Work Made for Hire. WORK MADE FOR HIRE BELONGS TO THE COMPANY. The Company will own solely, completely and exclusively any work, invention, process, product, idea or concept (whether or not it may be patented or protected by copyright) the Employee creates, conceives or develops, in whole or in part, within the scope of the Employee's employment, including during work hours for the Company or Its Affiliates or at any time using the Company's premises or any of its equipment or supplies. All such works that may be protected by copyright will be considered to be “work made for hire,” as that term is defined in 17 U.S.C.A. § 101, and the Company will own the copyright solely, completely and exclusively. Recognizing that any such work may be determined not to be a “work made for hire” and to protect the Company's sole ownership of all such work, the Employee by this Agreement assigns all of the Employee's ownership, right, title, interest and copyrights in such works completely and exclusively to the Company. Employee further agrees that:

i.

All notes, data, reference materials, sketches, drawings, memoranda, disks, documentation and records in any way incorporating or reflecting any of the Company's work made for hire and all proprietary rights in the work made for hire, including copyrights, trade secrets, trademarks and patents will belong exclusively to the Company;

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ii.

At all times during the Employee's employment with the Company, the Employee will keep secret and will not disclose to any third party, take or misuse any of the Company's work made for hire or any other confidential information or customer records the Employee acquires or has access to because of that employment;

iii.

At any time during or after the Employee's employment with the Company, the Employee will not use or seek to use any of the Company's work made for hire for the Employee's own benefit or for the benefit of any other person or business or in any way adverse to the Company's interests;

iv.

On the Company's request or on termination of employment, the Employee will promptly return to the Company all its property, specifically including all documents, disks or other computer media or other materials in the Employee's possession or control that contain any of the Company's work made for hire, confidential information or customer records;

v.

After termination of employment, the Employee will preserve the secrecy of and will not disclose directly or indirectly to any other person or business any of the Company's work made for hire, confidential information or customer records;

vi.	The Employee will promptly advise the Company of any unauthorized disclosure or use of the Company's work made for hire, confidential information or customer records; and

vii.

The Employee will execute any instrument or document and will do all other things the Company reasonably requests (both during and after the Employee's employment with the Company) to confirm the Company's ownership and to vest in the Company complete ownership rights in any such work made for hire, ideas, concepts, products, processes and applications.

The Parties agree this provision is intended to express the Company's rights and the Employees' duties to the Company under copyright law, 17 U.S.C.A. § 101, and the Colorado Uniform Trade Secrets Act, West's C.R.S.A. §§ 7-74-101 to 7-74-110.

e. Relief the Company May Seek. The Employee further agrees that, if the Employee violates the agreements in this Paragraph 10, it would be difficult to determine the damages and lost profits which the Company or Its Affiliates would suffer as a result of such breach including, but not limited to, losses attributable to lost confidential information and increased competition. Accordingly, the Employee agrees that, if the Employee violates this Agreement, the Company will be entitled to an Order for injunctive relief and/or for specific performance, or their equivalent, from an arbitrator or a court, including requirements that the Employee take action or refrain from action to avoid competing with the Company or Its Affiliates, to preserve the secrecy of the Company or Its Affiliates’ Confidential Information and Customer Records, to avoid conflicts of interest, to preserve the Company’s rights in work made for hire and to protect the Company or Its Affiliates from additional damages, and the Employee agrees the Company does not need to post a bond to obtain an injunction and waives the Employee’s right to require such a bond.

f. “Company or Its Affiliates” under Paragraph 10 shall mean NWBSS, LLC, Civergy, Inc., Bion, Inc., New West Technologies, LLC, and any subsidiary or affiliate of Civergy, Inc.

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11. SUPPLIES, EQUIPMENT AND FACILITIES. The Company will provide the Employee with such supplies, equipment, facilities and services as are reasonably necessary to perform the Employee’s duties. The Company’s provision of any supplies, equipment or facilities to the Employee will not give the Employee any ownership interest in any such supplies, equipment or facilities and will not obligate the Company to continue providing supplies, equipment and facilities. The Employee’s use of the Company’s property and equipment will be consistent with the Company’s personnel policies, including any regarding Company Equipment, Safety and Security now in effect or as the Company may have later.

12. AUTHORITY TO OBLIGATE THE COMPANY OR TO INCUR CREDIT. The Employee is an officer of the Company, and the Employee does have the authority as provided in the Signature Policy, as approved by the Civergy Board of Directors, to accept orders, payments and supporting information from Existing and Prospective Customers and clients on behalf of the Company and to transmit them to the Company or to its suppliers. The Employee may incur credit for the Company and has authority to obligate the Company to anything, as outlined in the Signature Policy. The Signature Policy is updated by the Board of Directors and is modified from time to time, and is incorporated herein.

13. Intentionally Omitted

14. TERMINATION. The Employee’s employment under this Agreement may be terminated under Paragraphs 3 or under this Paragraph.

a. Termination With Notice by Either Party. After the three (3) month evaluation period specified in Paragraph 3, Either of us, with or without cause and in the sole discretion of the Party giving notice, may terminate the Employee’s employment under this Agreement at any time by giving the other Party at least ninety (90) days’ prior notice.

If the Company shall elect to terminate Employee's full-time employment under this Paragraph 14(a) during the term of employment set forth in Paragraph 3, Employee shall receive from the Company additional compensation after the Employee’s notice of termination, for services as a consultant, the sum of the Employee’s equivalent of one month’s salary, paid through regular payroll as salary continuation, per month, for three months following Company’s termination of Employee’s employment. In no case shall the Employee’s severance exceed three months’ salary.

If the Employee terminates the Employee’s employment without giving the Company 90 days’ notice of the Employee’s termination of employment, the Company may demand that the Employee pay to Company the sum of twenty-five thousand dollars ($25,000) to compensate the Company for injury by reason of such breach of the 90-day notice requirement, it being impossible to ascertain or estimate the entire or exact cost, damage, or injury which Company may sustain by reason of the breach, and such sum is agreed on as compensation for the injury suffered by Company, and not as a penalty.

b. Immediate Termination by the Company. In addition to termination under Paragraphs 3 or 14(a), the Company may terminate the Employee’s employment under this Agreement immediately without prior notice on the occurrence of any one of the following:

i.	If the Employee neglects any of the Employee’s duties;

ii.	If the Employee breaches any provision of this Agreement or of our other agreement(s);

iii.	If the Employee violates any of the Company’s policies, standards or practices;

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iv.	If the Employee commits an act of fraud, dishonesty or any other act of negligent, reckless or willful misconduct in making products or providing services to the Company or for the Company;

v.

If the Company decides to sell or otherwise to dispose of substantially all of the Company’s assets, or to distribute its assets to stockholders in liquidation, or otherwise to discontinue the Company’s business;

vi.	If the majority of any contracts the Company has with third parties for which the Employee is the principal employee providing services or products is terminated; or

vii.

If any circumstance beyond the Company’s control prevents it from operating its business or otherwise hinders, delays or prevents the Company from receiving income or increases its overhead to an extent the Company reasonably decides to reduce, modify, suspend or cease its business.

c. Termination due to a Change in Control. For protection of against possible termination after a change of control (defined below) of the Company and to induce to continue to serve in Employee’s present capacity with the Company or in such other capacity to which Employee may be elected or appointed, the Company will provide severance benefits in the event the employment is terminated after a change of control within one year after such change of control.

"Change of control" shall have occurred if:

a. Any person (as defined by Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the beneficial owner (as defined in Rule 13(d)-3 of the SEA) of a total of twenty percent (20%) or more of the outstanding shares of the company's common stock;

b. The Board of Directors of the Company is composed of a majority of directors who were not directors of the Company immediately prior to the transaction; or

c. The change is of the type that is required to be reported under Item 5(f) of Schedule 14 of Regulation 14A promulgated under the SEA.

If a change of control has occurred, Employee shall be entitled to severance benefits if Employee’s employment is terminated due to:

a. The assignment to Employee of any duties not consistent with Employee’s present position, or a change in titles or offices, or any failure to re-elect Employee to any positions held on the date of the change of control;

b. A reduction in salary or discontinuance of any bonus plans in effect on the date of the change of control; or

c. A change in geographic location from where Employee’s position is presently based to a base in excess of fifty (50) miles or required travel of more than fifty (50) miles in excess of Employee’s present business travel schedule.

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Employee shall be entitled to severance benefits if Employee’s employment is terminated by the company after a change of control. Such termination must not be due to insubordination, failure to perform duties, any termination under 14(b), or any other reason that would be considered just cause for termination.

Employee's severance benefits after a change of control has occurred shall be:

i. A lump-sum payment of one times the amount of Employee’s annual base salary; and

ii. A lump-sum payment equal to twelve months of the Employee’s health and welfare benefit costs, grossed up, to cover twelve months of COBRA payments.

Employee shall not be required to mitigate the amount of any payment provided under these severance benefits by seeking other employment and none of these payments may be reduced by any future salary Employee may earn.

d. Final Salary Payment. The Employee’s final paycheck will be reduced by the amount of any lawful charge or indebtedness the Employee owes the Company, for any reason, including fees, transactional monies, employee contributions, etc.

15. CONFIDENTIALITY OF AGREEMENT. The Employee will not disclose any terms of this Agreement other than the Employee’s compensation to any person with the exception of accountants or attorneys whom the Employee may consult during the negotiation or performance of this Agreement, or as may be required by law. The Employee acknowledges that this is a material covenant of this Agreement, a breach of which will be cause for immediate termination without notice.

16. ASSIGNMENT OF RIGHTS OR OBLIGATIONS. The Company may assign its rights or obligations under this Agreement at any time after the effective date without advance notice to the Employee; the Employee may assign the Employee's rights or obligations under this Agreement only with the Company's prior written agreement.

17. INDEMNIFICATION. The Employee will indemnify the Company and its directors, officers, agents, employees, successors and permitted assigns against any lawsuit, claim, liability or expense (including attorneys' fees, court or arbitration costs and any judgment) which results from the acts or failures to act by the Employee, including any alleged or proven misconduct or neglect by the Employee.

18. ENTIRE AGREEMENT; AMENDMENT; ENFORCEABILITY; INTERPRETATION. This Agreement expresses our entire understanding about its subject matter and is the only agreement, promise or understanding on which we are relying in performing the duties this Agreement describes. The only way this Agreement may be amended, changed or waived will be through a written document we both sign. This Agreement is enforceable by and against each Party and anyone else who has or who obtains rights under this Agreement from either Party. All provisions in this Agreement that state obligations and rights that will continue or arise after the termination of the Employee's employment with the Company will survive the termination of that employment and will remain fully enforceable by the Party entitled to demand performance from the other Party. This Agreement will be interpreted and enforced under Colorado law. No part of this Agreement should be construed against either Party on the basis of authorship. Any unenforceable provision of this Agreement will be modified to the extent necessary to make it enforceable or, if that is not possible, will be severed from this Agreement, and the remainder of this Agreement will be enforced to the fullest extent possible.

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19. ARBITRATION. To the maximum extent permitted by law, the Company has the option to arbitrate any dispute between us that we cannot resolve ourselves, which includes any dispute about whether our dispute should be arbitrated or any aspect of this Agreement, through binding arbitration by Littleton Alternative Dispute Resolution (LADR). The Company may waive its arbitration option by filing a lawsuit against or naming the Employee. In any lawsuit or claim the Employee brings against or naming the Company, the Company will have until the date its answer or other response is due in that lawsuit to notify the Employee that the Company will exercise its arbitration option. The arbitrator's procedures or rules then in effect for employment disputes will govern any arbitration between us and the arbitration will take place in Douglas County, Colorado.

THE EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALL ARBITRABLE DISPUTES MEANS THE EMPLOYEE IS AGREEING TO WAIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY RIGHT THE EMPLOYEE MAY HAVE TO ASK FOR A JURY OR COURT TRIAL IN ANY DISPUTE WITH THE COMPANY.

Any litigation between us will be in the County or District Court for County, Colorado, as appropriate based on the claims in any such litigation. All claims in any litigation between us will be tried to and decided by the court, rather than a jury.

THE EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT TO TRY ALL CLAIMS TO THE COURT IN ANY LITIGATION WITH THE COMPANY MEANS THE EMPLOYEE IS AGREEING TO WAIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY RIGHT THE EMPLOYEE MAY HAVE TO ASK FOR A JURY TRIAL IN ANY DISPUTE WITH THE COMPANY.

20. ATTORNEYS’ FEES; EXPERTS’ FEES; COSTS. In any litigation of any dispute between us, in addition to any relief, order or award that enters, if the Company is the prevailing Party, it will be awarded reasonable attorneys' fees, expert witness fees and costs. We will equally share the arbitrator's fees and expenses in any arbitration between us.

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Each Party has read and considered this Agreement carefully, believes that Party understands each provision, and has conferred, or has had the opportunity to confer, with the Party’s own attorney before executing this Agreement.

IN WITNESS OF OUR AGREEMENTS, the Company and the Employee have executed this Agreement on the date(s) indicated below.

Civergy, Inc. and Primetrix, LLC	THE EMPLOYEE:

By:	Signature

Title:	Date:

Date:

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